Exhibit 99.1
Contact:
Traci McCarty
Senior Director, Investor Relations
650-266-2398
Onyx Pharmaceuticals Reports First Quarter 2011 Financial Results
Global Nexavar Sales Increase 10% to $235.5 Million
SOUTH SAN FRANCISCO, CA — MAY 4, 2011 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the first quarter 2011. Onyx reported a non-GAAP net loss of $14.2 million, or $0.23 per diluted share, for the first quarter 2011 compared to a non-GAAP net loss of $1.5 million, or $0.02 per diluted share, for the same period in 2010. Non-GAAP net loss excludes, among other items, adjustments to contingent consideration expense in connection with Onyx’s acquisition of Proteolix Inc., or Proteolix; employee stock-based compensation expense; non-cash imputed interest expense related to the application of Accounting Standards Codification (“ASC”) 470-20 and charges associated with the restructuring of Onyx’s development, collaboration, option and license agreement with S*BIO Pte Ltd., or S*BIO.
“2011 is a pivotal year of execution and growth for Onyx as we prepare to deliver a number of significant near-term milestones,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “The NDA for carfilzomib in relapsed and refractory multiple myeloma is on track for filing; our Phase 3 confirmatory trials, ASPIRE and FOCUS, are enrolling patients; and ONX 0912, our next generation proteasome inhibitor, is expected to advance to Phase 2. Importantly, we are ramping up our preparation for the commercialization of carfilzomib, in anticipation of a potential U.S. launch next year.”
On a GAAP basis, Onyx reported a net loss of $49.2 million, or $0.78 per diluted share, for the first quarter 2011 compared to a net loss of $12.0 million, or $0.19 per diluted share, for the same period in 2010. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Loss.”
Revenue from Collaboration Agreement
Global Nexavar net sales, which are recorded by Onyx’s collaborator, Bayer HealthCare Pharmaceuticals Inc., or Bayer, were $235.5 million for the first quarter 2011, an increase of $21.1 million, or 10%, compared to $214.4 million for the same period in 2010. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 100 countries worldwide.
For the first quarter 2011, Onyx reported total revenue from collaboration agreement of $67.1 million compared to $62.9 million for the same period in 2010. The increase in revenue from collaboration agreement between periods resulted primarily from higher net sales of Nexavar.
Operating Expenses
Onyx recorded research and development expenses of $62.5 million in the first quarter 2011 compared to $43.6 million for the same period in 2010. Research and development expense includes a $12.7 million non-cash expense related to the

ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
MAY 4, 2011

remaining balance of the funding provided to S*BIO in May 2010. The remaining increase in research and development expense was primarily due to investments in the development of carfilzomib, particularly the Phase 3 ASPIRE and FOCUS trials.
Selling, general and administrative expenses were $34.5 million in the first quarter 2011, compared to $24.7 million for the same period in 2010. Higher selling, general and administrative expenses between periods were primarily due to planned increases in employee headcount and related costs, legal costs, pre-launch costs for carfilzomib and increased facilities-related costs.
Onyx recorded $11.5 million of non-cash contingent consideration expense in the first quarter 2011 associated with changes in the fair value of the liability for contingent consideration recorded for the potential milestone payments under the Proteolix acquisition. The increase in the fair value for the first quarter 2011 consisted of $6.1 million due to an increase in the assessed probability of technical and regulatory success (PTRS) and $5.4 million due to the passage of time. The increase in the PTRS was due to the expanded size and change in endpoint of the Phase 3 European clinical trial, referred to as FOCUS or the “011” trial, announced in March 2011.
Interest Expense
Interest expense of $5.0 million for the first quarter 2011 primarily relates to the 4.0% convertible senior notes due 2016 issued in August 2009 and includes non-cash imputed interest expense of $2.4 million as a result of the application of ASC 470-20.
Other Expense
Other expense for the first quarter 2011 primarily consists of a $3.0 million impairment charge which reflects the reassessment of the fair value of Onyx’s equity investment in S*BIO.
Cash, Cash Equivalents and Marketable Securities
On March 31, 2011, cash, cash equivalents, and current and non-current marketable securities were $561.7 million compared to $577.9 million at December 31, 2010. This excludes restricted cash of $31.9 million at December 31, 2010.
Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) on May 4, 2011. Interested parties may access a live webcast of the presentation on the company’s website at:
http://www.onyx-pharm.com/investors/event-calendar
or by dialing 888-771-4371 within the U.S. or 847-585-4405 outside the U.S., and using the passcode 29609004#. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 29609004# approximately one hour after the teleconference concludes for both US and ROW. The replay will be available through May 18, 2011.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug that is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. Beyond Nexavar, Onyx has established a development pipeline of anticancer compounds at various stages of clinical testing, including carfilzomib, a selective proteasome inhibitor, that is currently being evaluated in multiple clinical trials for the treatment of patients with relapsed or relapsed/refractory multiple myeloma and solid tumors. ONX 0801, an alpha-folate receptor targeted inhibitor of the thymidylate synthase, and ONX 0912, an oral proteasome inhibitor, are currently in Phase 1 testing. For more information about Onyx, visit the company’s website at www.onyx-pharm.com.

ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
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Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, and the potential expansion of Onyx’s product portfolio. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; we may never receive marketing approval for carfilzomib; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; if approved, we may be unsuccessful in launching, maintaining adequate supply of or obtaining reimbursement for carfilzomib; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar or carfilzomib; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
MAY 4, 2011

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Revenue from collaboration agreement	$67,145	$62,903

Total revenue	67,145	62,903
Operating expenses:
Research and development (1) (2)	62,494	43,575
Selling, general and administrative (1)	34,471	24,721
Contingent consideration	11,495	3,448

Total operating expenses	108,460	71,744

Loss from operations	(41,315)	(8,841)
Investment income	649	789
Interest expense	(5,002)	(4,724)
Other expense (3)	(3,462)	—

Loss before provision (benefit) for income taxes	(49,130)	(12,776)
Provision (benefit) for income taxes	32	(732)

Net loss	$(49,162)	$(12,044)

Net loss per share:
Basic	$(0.78)	$(0.19)

Diluted (4)	$(0.78)	$(0.19)

Computation of diluted shares:
Basic	63,008	62,353
Dilutive effect of options	—	—

Diluted (4)	63,008	62,353

(1) Includes employee stock-based compensation charges of:
Research and development	$926	$912
Selling, general, and administrative	4,429	4,030

Total employee stock-based compensation	$5,355	$4,942

(2)	Includes a $12.7 million non-cash expense related to the unamortized balance of funding provided to S*BIO in May 2010.

(3)	Includes a $3.0 million impairment charge which reflects the reassessment of the fair value of Onyx’s equity investment in S*BIO.

(4)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three months ended March 31, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
MAY 4, 2011

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2011	2010
Nexavar product revenue, net (as recorded by Bayer)	$235,467	$214,361

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$193,170	$185,867
Combined cost of goods sold, distribution, selling, general and administrative expenses	74,010	75,698

Combined collaboration commercial profit	$119,160	$110,169

Onyx’s share of collaboration commercial profit	$59,580	$55,084
Reimbursement of Onyx’s shared marketing expenses	4,604	5,824
Royalty revenue	2,961	1,995

Revenue from collaboration agreement	$67,145	$62,903

ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
MAY 4, 2011

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

GAAP net loss	$(49,162)	$(12,044)
Non-GAAP adjustments:
Contingent consideration	11,495	3,448
Employee stock-based compensation	5,355	4,942
Imputed interest related to the convertible senior notes due 2016	2,435	2,157
Advance funding to S*BIO	12,666	—
Impairment of equity investment in S*BIO	3,000	—

Non-GAAP net loss (5)	$(14,211)	$(1,497)

Computation of non-GAAP diluted net loss

Non-GAAP net loss (5)	$(14,211)	$(1,497)

Add:

Interest and issuance costs related to dilutive convertible senior notes (6)	—	—

Non-GAAP net loss — diluted (5)	$(14,211)	$(1,497)

Computation of non-GAAP diluted shares
Basic shares	63,008	62,353
Dilutive effect of convertible senior notes (6)	—	—

Non-GAAP diluted shares (5)	63,008	62,353

Non-GAAP net loss per share (5)	$(0.23)	$(0.02)
Non-GAAP net loss per share — diluted (5)	$(0.23)	$(0.02)

(5)	This press release includes the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss — diluted, non-GAAP net loss per share, and non-GAAP net loss per share — diluted. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.

These non-GAAP financial measures exclude the following items from GAAP net loss and diluted per share amounts:
Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to

ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
MAY 4, 2011

peer companies.
Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.
Advance funding to S*BIO and impairment of equity investment in S*BIO: The effects of the termination of the S*BIO collaboration agreement are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusion allows for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx management internally manages the business.

(6)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded from non-GAAP diluted per share amounts for the three months ended March 31, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
MAY 4, 2011

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)	(7)
Assets
Cash, cash equivalents and current marketable securities	$533,389	$549,313
Other current assets	68,828	95,871

Total current assets	602,217	645,184
Marketable securities, non-current	28,293	28,555
Property and equipment, net	18,577	10,822
Intangible assets — in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	18,178	35,599

Total assets	$1,299,740	$1,352,635

Liabilities and stockholders’ equity
Current liabilities	$37,232	$72,860
Convertible senior notes due 2016	155,136	152,701
Liability for contingent consideration, non-current	264,953	253,458
Deferred tax liability	157,090	157,090
Other long-term liabilities	25,740	18,952
Stockholders’ equity	659,589	697,574

Total liabilities and stockholders’ equity	$1,299,740	$1,352,635

(7)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.